Exhibit 16-Schedules for Computation of Performance Quotations

                                                                      EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                 TOTAL RETURN INFORMATION FOR THE STOCK ACCOUNT
                 ----------------------------------------------

                                   JANUARY 1, 1999         JANUARY 1, 1995        JANUARY 1, 1990
                                         TO                      TO                     TO
                                  DECEMBER 31, 1999       DECEMBER 31, 1999      DECEMBER 31, 1999
                                  -----------------       -----------------      -----------------
Hypothetical initial                      $1,000.00               $1,000.00              $1,000.00
payment of $1,000 (P)

Accumulation unit value:

At start of period (A)                    $169.6722                $69.8616               $47.0155

At end of period (B)                      $206.1095               $206.1095              $206.1095


Ending value of
hypothetical investment
(EV) = P  x  (B/A)                        $1,214.75               $2,950.25              $4,383.86


Cumulative rate of total
return = ((EV/P)-1)  x  100                   21.48%                 195.03%                338.39%


Number of years
in period (n)                                     1                       5                     10


                       n
Net change factor (1+T)
= EV/P                                      1.21475                 2.95025                4.38386


Average annual compound
rate of total return (T)                      21.48%                  24.16%                 15.93%

                           SCHEDULE OF COMPUTATION OF
              TOTAL RETURN INFORMATION FOR THE CREF GROWTH ACCOUNT
              ----------------------------------------------------


                                JANUARY 1, 1999             JANUARY 1, 1995           68 MONTHS (APRIL 29, 1994
                                      TO                           TO                COMMENCEMENT OF OPERATIONS
                                DECEMBER 31, 1999           DECEMBER 31, 1999           TO DECEMBER 31, 1999)
                                -----------------           -----------------           ---------------------
Hypothetical initial                   $1,000.00                    $1,000.00                     $1,000.00
payment of $1,000 (P)

Accumulation unit value:
At start of period (A)                  $75.6171                     $26.1157                      $24.9508
At end of period (B)                   $100.2074                    $100.2074                     $100.2074

Ending value of
hypothetical investment
(EV) = P  x  (B/A)                     $1,325.19                    $3,837.06                     $4,016.20


Cumulative rate of total
return = ((EV/P)-1)  x  100                32.52%                      283.71%                       301.62%


Number of years
in period (n)                                  1                            5                          5.67


                       n
Net change factor (1+T)
= EV/P                                   1.32519                      3.83706                        4.0162


Average annual compound

rate of total return (T)                  32.52%                       30.86%                        27.74%


Number of years:               5.7

                           SCHEDULE OF COMPUTATION OF
           TOTAL RETURN INFORMATION FOR THE CREF EQUITY INDEX ACCOUNT
           ----------------------------------------------------------

                                    JANUARY 1, 1999          JANUARY 1, 1995      68 MONTHS (APRIL 29, 1994
                                         TO                        TO             COMMENCEMENT OF OPERATIONS
                                   DECEMBER 31, 1999        DECEMBER 31, 1999        TO DECEMBER 31, 1999)
                                   -----------------        -----------------     --------------------------
Hypothetical initial                       $1,000.00                 $1,000.00                    $1,000.00
payment of $1,000 (P)

Accumulation unit value:

At start of period (A)                      $69.7430                  $25.8734                     $25.0380

At end of period (B)                        $84.2630                  $84.2630                     $84.2630


Ending value of
hypothetical investment
(EV) = P  x  (B/A)                         $1,208.19                 $3,256.74                    $3,365.40


Cumulative rate of total
return = ((EV/P)-1)  x  100                    20.82%                   225.67%                      236.54%


Number of years
in period (n)                                      1                         5                         5.67


                       n
Net change factor (1+T)
= EV/P                                       1.20819                   3.25674                       3.3654


Average annual compound
rate of total return (T)                      20.82%                    26.64%                       23.82%


Number of years:                 5.7

                           SCHEDULE OF COMPUTATION OF
       TOTAL RETURN INFORMATION FOR THE CREF INFLATION LINKED BOND ACCOUNT
       --------------------------------------------------------------------


                                               JANUARY 1, 1999         32 MONTHS (MAY 1, 1997
                                                      TO             COMMENCEMENT OF OPERATIONS
                                              DECEMBER 31, 1999        TO DECEMBER 31, 1999)
                                              -----------------        ---------------------
Hypothetical initial                                  $1,000.00                     $1,000.00
payment of $1,000 (P)

Accumulation unit value:

At start of period (A)                                 $27.0278                      $25.4607

At end of period (B)                                   $27.5966                      $27.5966


Ending value of
hypothetical investment
(EV) = P  x  (B/A)                                    $1,021.04                     $1,083.89


Cumulative rate of total
return = ((EV/P)-1)  x  100                                2.10%                         8.39%


Number of years
in period (n)                                                 1                          2.67


                       n
Net change factor (1+T)
= EV/P                                                  1.02104                       1.08389


Average annual compound
rate of total return (T)                                   2.10%                         3.06%



Number of years:              2.67

                           SCHEDULE OF COMPUTATION OF
           TOTAL RETURN INFORMATION FOR THE TIAA SEPARATE ACCOUNT VA-1
           -----------------------------------------------------------


                              JANUARY 1, 1999         JANUARY 1, 1995       62 MONTHS (NOVEMBER 1, 1994
                                    TO                       TO              COMMENCEMENT OF OPERATIONS
                              DECEMBER 31, 1999       DECEMBER 31, 1999         TO DECEMBER 31, 1999)
                              -----------------       -----------------         ---------------------
Hypothetical initial                  $1,000.00               $1,000.00                     $1,000.00
payment of $1,000 (P)

Accumulation unit value:
At start of period (A)                 $68.0085                $25.2706                      $25.8318

At end of period (B)                   $81.7510                $81.7510                      $81.7510


Ending value of
hypothetical investment
(EV) = P  x  (B/A)                    $1,202.07               $3,235.02                     $3,164.74


Cumulative rate of total
return = ((EV/P)-1)  x  100               20.21%                 223.50%                       216.47%



Number of years
in period (n)                                 1                       5                          5.17


                       n
Net change factor (1+T)
= EV/P                                  1.20207                 3.23502                       3.16474


Average annual compound
rate of total return (T)                  20.21%                  26.47%                        24.96%


Number of years:             5.17

                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE SOCIAL CHOICE ACCOUNT
             ------------------------------------------------------

                                     JANUARY 1, 1990        JANUARY 1, 1995   106 MONTHS (FROM MARCH 1, 1990
                                          TO                       TO            COMMENCEMENT OF OPERATIONS
                                    DECEMBER 31, 1999      DECEMBER 31, 1999        TO DECEMBER 31, 1999)
                                    -----------------      -----------------        ---------------------
Hypothetical initial                       $1,000.00               $1,000.00                    $1,000.00
payment of $1,000 (P)

Accumulation unit value:

At start of period (A)                      $86.6053                $39.1613                     $25.0000

At end of period (B)                        $95.9618                $95.9618                     $95.9618


Ending value of
hypothetical investment

(EV) = P  x  (B/A)                         $1,108.04               $2,450.42                    $3,838.47


Cumulative rate of total
return = ((EV/P)-1)  x  100                    10.80%                 145.04%                      283.85%



Number of years
in period (n)                                      1                       5                         9.83


                       n
Net change factor (1+T)
= EV/P                                       1.10804                 2.45042                      3.83847


Average annual compound
rate of total return (T)                       10.80%                  19.63%                       14.64%



Number of years:            9.8333

                           SCHEDULE OF COMPUTATION OF
              TOTAL RETURN INFORMATION FOR THE BOND MARKET ACCOUNT
              ---------------------------------------------------


                                  JANUARY 1, 1999         JANUARY 1, 1995    118 MONTHS (FROM MARCH 1, 1990
                                        TO                      TO              COMMENCEMENT OF OPERATIONS
                                 DECEMBER 31, 1999       DECEMBER 31, 1999          TO DECEMBER 31, 1999)
                                 -----------------       -----------------          ---------------------
Hypothetical initial                     $1,000.00               $1,000.00                    $1,000.00
payment of $1,000 (P)

Accumulation unit value:

At start of period (A)                    $52.3634                $36.2272                     $25.0000

At end of period (B)                      $51.7755                $51.7755                     $51.7755



Ending value of
hypothetical investment
(EV) = P  x  (B/A)                         $988.77               $1,429.19                    $2,071.02




Cumulative rate of total
return = ((EV/P)-1)  x  100                  -1.12%                  42.92%                      107.10%



Number of years
in period (n)                                    1                       5                         9.83


                       n
Net change factor (1+T)
= EV/P                                     0.98877                 1.42919                      2.07102


Average annual compound
rate of total return (T)                     -1.12%                   7.40%                        7.68%



Number of years:            9.8333

                           SCHEDULE OF COMPUTATION OF
            TOTAL RETURN INFORMATION FOR THE GLOBAL EQUITIES ACCOUNT
            --------------------------------------------------------


                                     JANUARY 1, 1999         JANUARY 1, 1995   92 MONTHS (FROM MAY 1, 1992
                                            TO                      TO           COMMENCEMENT OF OPERATIONS
                                    DECEMBER 31, 1999       DECEMBER 31, 1999      TO DECEMBER 31, 1999)
                                    -----------------       -----------------       ---------------------
Hypothetical initial                        $1,000.00               $1,000.00               $1,000.00
payment of $1,000 (P)

Accumulation unit value:

At start of period (A)                       $71.1149                $35.7703                $25.8725

At end of period (B)                         $96.7503                $96.7503                $96.7503


Ending value of
hypothetical investment
(EV) = P  x  (B/A)                          $1,360.48               $2,704.77               $3,739.50


Cumulative rate of total
return = ((EV/P)-1)  x  100                     36.05%                 170.48%                 273.95%


Number of years
in period (n)                                       1                       5                    7.67


                       n
Net change factor (1+T)
= EV/P                                        1.36048                 2.70477                  3.7395


Average annual compound
rate of total return (T)                       36.05%                  22.02%                  18.75%


Number of years:            7.6667

                           SCHEDULE OF COMPUTATION OF
                  SEVEN-DAY YIELDS FOR THE MONEY MARKET ACCOUNT
                  ---------------------------------------------


                                                         SEVEN-DAY PERIOD
                                                               ENDED
                                                          DECEMBER 31, 1999
                                                          -----------------
Initial value of a hypothetical pre-existing account with a balance of one Accumulation

Unit at the beginning of base period (A)                     $19.2384161189

Value of same account  (excluding capital
gains and losses) at end of the seven-day
period (B)                                                   $19.2591003405

Net change in account value (C) = B - A                       $0.0206842216
                                                              =============


Base period Return:  Net change in account
value divided by the beginning account
value = C/A                                                    0.0010751520

Net Annualized Current Yield = C/A  x  (365/7)  x  100                5.61%
                                                                      =====

                                          365/7
Net Annualized Effective Yield = (1 + C/A)           - 1              5.76%
                                                                      =====

                           SCHEDULE OF COMPUTATION OF
                  THIRTY-DAY YIELD FOR THE BOND MARKET ACCOUNT
                  --------------------------------------------


                                                                    THIRTY-DAY PERIOD
                                                                          ENDED
                                                                    DECEMBER 31, 1999
                                                                    ------------------
Total interest income earned during the period  (a)                     $16,764,426.74


Total expenses incurred during the period  (b)                             $761,061.27


Average daily number of units outstanding during                         56,422,975.17 units
the period  (c)


Unit value at end of period  (d)                                               51.7755


                                                 6
Thirty-day yield =               2(((a-b)/cd + 1)  - 1)